As filed with the Securities and Exchange Commission on August __, 2002

                              Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                  ---------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                  NOVELL, INC.
                    (Exact name of Registrant as specified in
                                  its charter)
                  ---------------------------------------------

          Delaware                                           87-0393339
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                        Identification Number)
                             1800 South Novell Place
                                 Provo, UT 84606
                  ---------------------------------------------
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                Novell, Inc. 2000 Nonstatutory Stock Option Plan
       Novell, Inc./SilverStream Software, Inc. 1997 Stock Incentive Plan Novell, Inc./SilverStream Software, Inc. 2001 Stock Incentive Plan
     Novell, Inc./SilverStream Software, Inc./eObject, Inc. 2000 Stock Plan Novell, Inc./SilverStream Software, Inc./Bondi Software, Inc. Employee Stock
Option Plan

                  ---------------------------------------------
                            (Full title of the plans)

                              Joseph A. LaSala, Jr.
                             Senior Vice President,
                          General Counsel and Secretary
                                  NOVELL, INC.
                               8 Cambridge Center
                               Cambridge, MA 02142
                                 (617) 374-9800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                  ---------------------------------------------
                                   Copies to:
                             Howard L. Shecter, Esq.
                          Morgan, Lewis & Bockius, LLP
                                 101 Park Avenue
                            New York, New York 10178
                                 (212) 309-6000
                  ---------------------------------------------

                         CALCULATION OF REGISTRATION FEE
========================================= ======================= ======================== ====================== ==================
                                                                     Proposed Maximum        Proposed Maximum
                                               Amount to be         Offering Price Per      Aggregate Offering        Amount of
  Title of Securities to be Registered        Registered (1)             Share (2)               Price (2)         Registration Fee
========================================= ======================= ======================== ====================== ==================
Common Stock, $0.10 par value                   15,005,654                $5.982                $89,759,069             $8,258
----------------------------------------- ----------------------- ------------------------ ---------------------- ------------------
========================================= ======================= ======================== ====================== ==================
Common Stock, $0.10 par value                   20,444,064                $2.005                $40,990,348             $3,771
========================================= ======================= ======================== ====================== ==================
Total                                           35,449,718                                     $130,749,417            $12,029
====================================================================================================================================

(1) The amount to be registered includes: (i) 23,449,718 shares of common stock of the registrant which may be offered or sold pursuant to the Novell, Inc./SilverStream Software, Inc. 1997 Stock Incentive Plan (formerly, the SilverStream Software, Inc. 1997 Stock Incentive Plan), the Novell, Inc./SilverStream Software, Inc. 2001 Stock Incentive Plan (formerly, the SilverStream Software, Inc. 2001 Stock Incentive Plan), the Novell, Inc./SilverStream Software, Inc./eObject, Inc. 2000 Stock Plan (formerly, the eObject, Inc. 2000 Stock Plan), and the Novell, Inc./SilverStream Software, Inc./Bondi Software, Inc. Employee Stock Option Plan (formerly, the Bodi Software, Inc. Employee Stock Option
          Plan) (collectively, the "Assumed SilverStream Plans"), which Assumed SilverStream Plans were assumed by the registrant pursuant to an Agreement and Plan of Merger dated as of June 9, 2002, among SilverStream Software, Inc., the registrant and Delaware Planet Inc. (the "SilverStream Merger Agreement"), and (ii) 12,000,000 shares of common stock of the registrant which may be offered or sold pursuant to the Novell, Inc. 2000 Nonstatutory Stock Option Plan. This Registration Statement shall also cover any additional shares of common stock of the registrant that become issuable under the Assumed Plans or the Novell, Inc. 2000 Nonstatutory Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the registrant's common stock.

(2) Calculated solely for the purpose of the filing fee (i) pursuant to Rule 457(h), on the basis of the weighted average exercise price of $5.982 per share for 15,005,654 shares of common stock of the registrant for which outstanding options originally granted under the Assumed SilverStream Plans are exercisable, and (ii) pursuant to Rule 457(c) for the remaining 20,444,064 shares registered hereunder at the average ($2.005) of the high and low prices of the registrant's common stock as reported on the Nasdaq National Market on August 5, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

         1. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated April 3, 1985, and the description of the Registrant's Preferred Shares Rights Plan and the Series A Junior Participating Preferred Shares issuable thereunder contained in the Registration Statement on Form 8-A dated December 12, 1988, filed pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such descriptions.

         2. The Registrant's Annual Report on Form 10-K for the year ended October 31, 2001, filed pursuant to Section 13(a) of the Exchange Act.

         3. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended January 31, 2002 and April 30, 2002 filed pursuant to Section 13 of the Exchange Act.

         4. The Registrant's Current Reports on Form 8-K, filed with the Commission on November 5, 2001, February 5, 2002, February 26, 2002, May 6, 2002, June 10, 2002, July 17, 2002, and August 5, 2002.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Experts

         The consolidated financial statements and schedule of Novell, Inc. incorporated by reference in Novell, Inc.'s Annual Report (Form 10-K) for the year ended October 31, 2001 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such financial statements and schedule are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.


Additional Disclosure For Adoption of FASB Statement No. 142

         The following disclosure should be read in conjunction with the Registrant's financial statements and the notes thereto incorporated by reference in this Registration Statement.

         In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 supersedes APB Opinion No. 17, "Intangible Assets," and states that goodwill and other intangible assets with indefinite lives are no longer amortized but are reviewed for impairment annually, or more frequently if impairment indicators arise. Separable intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives. The provisions under SFAS No. 142 relating to the discontinuance of amortization of goodwill and indefinite lived intangible assets is effective for assets acquired after June 30, 2001, and upon adoption of the statement to assets acquired prior to June 30, 2001. In addition, the provisions of SFAS No. 142 relating to impairment apply to assets acquired prior to July 1, 2001 upon adoption of SFAS No. 142. Novell elected to adopt this statement beginning in the first quarter of fiscal 2002 and discontinued amortization of goodwill acquired prior to July 1, 2001. Novell will review goodwill and intangibles for impairment on a periodic basis. The following table shows what net income (loss) would have been had the provision been applied at the beginning of fiscal 2001, 2000, and 1999:


          (Amounts in thousands)                         Fiscal 2001     Fiscal 2000      Fiscal 1999
                                                         -----------     -----------      -----------
          Income (loss) before extraordinary item
          As reported                                    $ (261,822)      $   49,470      $  190,747
          Pro forma                                        (257,884)          53,623         191,298
          Net income (loss)
          As reported                                    $ (272,870)      $   49,470      $  190,747
          Pro forma                                        (268,932)          53,623         191,298
          Basic income (loss) per share
          As reported                                    $    (0.82)      $      0.15     $     0.57
          Pro forma                                           (0.81)             0.16           0.57
          Diluted income (loss) per share
          As reported                                    $    (0.82)      $      0.15     $     0.55
          Pro forma                                           (0.81)             0.16           0.55


Item 4.           Description of Securities.

         Not applicable.

Item 5.           Interests of Named Experts and Counsel.

         None.

Item 6.           Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Further, in accordance with the Delaware General Corporation Law, the Registrant's Certificate of Incorporation eliminates the liability of a director of the Registrant to the Registrant and its stockholders for monetary damages for breaches of such director's fiduciary duty of care in certain instances.
Article VII of the Bylaws of the Registrant provides for indemnification of certain agents to the maximum extent permitted by the Delaware General Corporation Law. Persons covered by this indemnification provision include any current or former directors, officers, employees and other agents of the Registrant, as well as persons who serve at the request of the Registrant as directors, officers, employees or agents of another enterprise.

         In addition, the Registrant has entered into contractual agreements with certain directors and officers of the Registrant designated by the Board to indemnify such individuals to the full extent permitted by law. These agreements also resolve certain procedural and substantive matters that are not covered, or are covered in less detail, in the Bylaws or by the Delaware General Corporation Law.

Item 7.           Exemption from Registration Claimed.

         Not applicable.

Item 8.           Exhibits.


         Exhibit
-------------------------
         Number                                                      Document
         4.1               Novell,  Inc. 2000 Nonstatutory Stock Option Plan*
         4.2               Novell, Inc./SilverStream Software, Inc. 1997 Stock Incentive Plan
         4.3               Novell, Inc./SilverStream Software, Inc. 2001 Stock Incentive Plan
         4.4               Novell, Inc./SilverStream Software, Inc./eObject, Inc. 2000 Stock Plan
         4.5               Novell, Inc./SilverStream Software, Inc./Bondi Software, Inc.
                           Employee Stock Option Plan
         5.1               Opinion of Morgan, Lewis & Bockius, LLP with respect
                           to the securities being registered
        23.1               Consent of Ernst & Young LLP
        23.3               Consent of Morgan, Lewis & Bockius, LLP (contained in Exhibit 5.1)
        24.1               Power of Attorney (included on signature page of this Registration Statement)
----------
*Previously filed

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts on August 6, 2002.

                                  NOVELL, INC.



                                            By:  /s/ Jack L. Messman
                                            ---------------------------------
                                                  Jack L. Messman
                                            Chairman of the Board, President and
                                            Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jack L. Messman, Ronald C. Foster and Joseph A. LaSala, Jr. and each of them acting individually, as his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments said Registration Statement.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                   Signature                                         Title                                Date
                                                  Chairman of the Board, President and
              /s/ Jack L. Messman                 Chief Executive Officer (principle
              --------------------                executive officer)                                 August 6, 2002
                Jack L. Messman
                                                  Senior Vice President and Chief Financial
             /s/ Ronald C. Foster                 Officer (principle financial officer and
             ---------------------                principal accounting officer)                      August 5, 2002
                Ronald C. Foster

              /s/ Elaine R. Bond                  Director                                           August 6, 2002
              -------------------
                 Elaine R. Bond

              /s/ Richard L. Nolan                Director                                           August 6, 2002
             ---------------------
                Richard L. Nolan

           /s/ John W. Poduska, Sr.               Director                                           August 6, 2002
           -------------------------
          John W. Poduska, Sr., Ph.D.

          /s/ James D. Robinson, III              Director                                           August 6, 2002
          ---------------------------
             James D. Robinson, III

            /s/ Carl J. Yankowski                 Director                                           August 1, 2002
             ---------------------
               Carl J. Yankowski

                                INDEX TO EXHIBITS

                                  EXHIBIT INDEX


         Exhibit
-------------------------
         Number                                                      Document
         4.1               Novell,  Inc. 2000 Nonstatutory Stock Option Plan*
         4.2               Novell, Inc./SilverStream Software, Inc. 1997 Stock Incentive Plan
         4.3               Novell, Inc./SilverStream Software, Inc. 2001 Stock Incentive Plan
         4.4               Novell, Inc./SilverStream Software, Inc./eObject, Inc. 2000 Stock Plan
         4.5               Novell, Inc./SilverStream Software, Inc./Bondi Software, Inc.
                           Employee Stock Option Plan
         5.1               Opinion of Morgan, Lewis & Bockius, LLP with respect
                           to the securities being registered
        23.1               Consent of Ernst & Young LLP
        23.3               Consent of Morgan, Lewis & Bockius, LLP (contained in Exhibit 5.1)
        24.1               Power of Attorney (included on signature page of this Registration Statement)
----------

*Previously filed

                    NOVELL, INC./SILVERSTREAM SOFTWARE, INC.

                 AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN

1.       Purpose

         The purpose of this Novell, Inc./SilverStream Software, Inc. 1997 Stock Incentive Plan (the "Plan") originally adopted by SilverStream Software, Inc., a Delaware corporation ("SilverStream"), and assumed by Novell, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2.       Eligibility

         All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant."

3.       Administration, Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

(c) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). If and when the Common Stock, $.10 par value per share, of the Company (the "Common Stock") is registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Board shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of
Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act. All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.       Stock Available for Awards

(a) Number of Shares. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 24,109,220 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Per-Participant Limit. Subject to adjustment under Section 8, for Awards granted after the Common Stock is registered under the Exchange Act, the maximum number of shares of Common Stock with respect to which an Award may be granted to any Participant under the Plan shall be 762,950 per calendar year. The Per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

5.       Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option."

(b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

(c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

(e) Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

(3) when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock was owned by the Participant at least six months prior to such delivery;

(4) to the extent permitted by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

6.       Restricted Stock

(a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

(b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.       Other Stock-Based Awards


         The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.       Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and
Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

(b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least ten business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

(c) Acquisition Events

(1) Definition. An "Acquisition Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

(2) Consequences of an Acquisition Event on Options. Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

                  Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

(3) Consequences of an Acquisition Event on Restricted Stock Awards. Upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

(4) Consequences of an Acquisition Event on Other Awards. The Board shall specify the effect of an Acquisition Event on any other Award granted under the Plan at the time of the grant of such Award.

9.       General Provisions Applicable to Awards

(a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

(e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.      Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan. The Plan became effective on the date on which it was adopted by the SilverStream board of directors (the "SilverStream Board"). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the SilverStream Board or (ii) the date the Plan was approved by SilverStream's stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

(e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

Exhibit 4.3

                    NOVELL, INC./SILVERSTREAM SOFTWARE, INC.

                            2001 STOCK INCENTIVE PLAN


1.       Purpose.
         -------

         The purpose of this Novell, Inc./SilverStream Software, Inc. 2001 Stock Incentive Plan (the "Plan") originally adopted by SilverStream Software, Inc., a Delaware corporation ("SilverStream"), and assumed by Novell, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the "Board").


2.       Eligibility.
         -----------

         The Company's employees and consultants (and any individuals who have accepted an offer for employment) other than (i) officers within the meaning of Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) directors of the Company, are eligible to be granted options (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".


3.       Administration and Delegation.
         -----------------------------

         (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

         (b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board to the extent that the Board's powers or authority under the Plan have been delegated to such Committee.

4.       Stock Available for Awards.
         --------------------------

         Subject to adjustment under Section 6, Awards may be made under the Plan for up to 3,051,800 shares of common stock, $.10 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5.       Stock Options.
         -------------

         (a) General. The Board may grant "Nonstatutory Stock Options" to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. "Incentive Stock Options" (as defined in Section 422 of the Code) may not be granted under the Plan.

         (b) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement; provided, however, that the exercise price shall be not less than 50% of the fair market value of the Common Stock, as determined by the Board, at the time the Option is granted.

         (c) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

         (d) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

         (e) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

                  (1) in cash or by check, payable to the order of the Company;

                  (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

                 (3) when the Common Stock is registered under the Exchange
Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company was owned by the Participant at least six months prior to such delivery;

                 (4) to the extent permitted by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

                 (5) by any combination of the above permitted forms of payment.

         (f) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

6.       Adjustments for Changes in Common Stock and Certain Other Events.
         ----------------------------------------------------------------

         (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan and (ii) the number and class of securities and exercise price per share subject to each outstanding Option shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 6(a) applies and Section 6(c) also applies to any event, Section 6(c) shall be applicable to such event, and this Section 6(a) shall not be applicable.

         (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date.

         (c) Reorganization Events

                  (1) Definition. A "Reorganization Event" shall mean: (A) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (B) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

                  (2) Consequences of a Reorganization Event on Options. Upon the occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

                  Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options. To the extent all or any portion of an Option becomes exercisable solely as a result of the first sentence of this paragraph, upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price. Such repurchase right (1) shall lapse at the same rate as the Option would have become exercisable under its terms and (2) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to the first sentence of this paragraph.


7.       General Provisions Applicable to Awards.
         ---------------------------------------

         (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

         (b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

         (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

         (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

         (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

         (f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

         (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

         (h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

8.       Miscellaneous.
         -------------

         (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

         (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

         (c) Effective Date and Term of Plan. The Plan became effective on the date on which it was adopted by the SilverStream board of directors (the "SilverStream Board"). No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the SilverStream Board, but Awards previously granted may extend beyond that date.

         (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

         (e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

Exhibit 4.4

     NOVELL, INC./SILVERSTREAM SOFTWARE, INC./EOBJECT, INC. 2000 STOCK PLAN



1. PURPOSE. The purpose of this Novell, Inc./SilverStream Software, Inc./eObject, Inc. 2000 Stock Plan (the "Plan"), originally adopted by eObject, Inc., a Delaware corporation, assumed by SilverStream Software, Inc., a Delaware corporation, and further assumed by Novell, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company by strengthening the ability of the Company to attract, retain and motivate key employees, officers, directors, agents, consultants and other individual contributors of or to the Company or any present or future parent or subsidiary of the Company (the "Company Group") by providing them with an opportunity to purchase or receive as bonuses stock of the Company and thereby permitting them to share in the Company's success. It is intended that this purpose will be effected by granting
(i) incentive stock options ("Incentive Options") which are intended to qualify under the provisions of Section 422 of the Internal Revenue Code of 1986, as heretofore and hereafter amended (the "Code"), and non-statutory stock options ("Nonqualified Options") which are not intended to meet the requirements of
Section 422 of the Code and which are intended to be taxed under Section 83 of the Code (both Incentive Options and Nonqualified Options, including options substituted or exchanged by the Company as a result of any merger or consolidation to which the Company is a party, shall be collectively referred to as "Options"), (ii) stock purchase authorizations ("Purchase Authorizations") and (iii) stock bonus awards ("Bonuses").

2. EFFECTIVE DATE. This Plan was adopted by the Board of Directors of eObject, Inc. on January 4, 2000 (the "effective date" of the Plan).

3. STOCK COVERED BY THE PLAN. Subject to adjustment as provided in Section 9 below, the shares that may be made subject to Options, Purchase Authorizations or Bonuses under this Plan ("Shares") shall not exceed in the aggregate 3,051,800 shares of the common stock, $0.10 par value, of the Company ("Common Stock"). Any Shares subject to an Option or Purchase Authorization which for any reason expires or is terminated unexercised as to such Shares and any Shares reacquired by the Company pursuant to forfeiture or a repurchase right with respect to any award hereunder may again be the subject of an Option, Purchase Authorization or Bonus under the Plan. The Shares purchased pursuant to Purchase Authorizations or the exercise of Options under this Plan or issued as Bonuses may, in whole or in part, be either authorized but unissued Shares or issued Shares reacquired by the Company.

4. ADMINISTRATION. This Plan shall be administered by the Board of Directors of the Company (the "Board"), whose construction and interpretation of the Plan's terms and provisions shall be final and conclusive. The Board shall have authority, subject to the express provisions of the Plan, to construe the Plan and the respective Options, Purchase Authorizations, Bonuses and related agreements, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective Options, Purchase Authorizations, Bonuses and related agreements, and to make all other determinations in the judgment of the Board necessary or desirable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option, Purchase Authorization, Bonus, or related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency. No director shall be liable for any action or determination under the Plan made in good faith. The Board may, to the full extent permitted by law, delegate any or all of its powers under the Plan to a committee (the "Committee") appointed by the Board, and if the Committee is so appointed and to the extent such powers are delegated, all references to the Board in the Plan shall mean and relate to such Committee.

5. ELIGIBLE RECIPIENTS. Options, Purchase Authorizations and Bonuses may be granted to such key employees, consultants or other individual contributors of or to a member of the Company Group, including, without limitation, members of the Board and officers who are employees and members of any advisory boards, as are selected by the Board (each such key employee, consultant or other individual contributor, a "Participant"); provided, that only employees of a member of the Company Group shall be eligible for grant of an Incentive Option.

6. DURATION OF THE PLAN. This Plan shall terminate ten (10) years from the effective date hereof, unless terminated earlier pursuant to Section 12 below, and no Options, Purchase Authorizations or Bonuses may be granted or made thereafter.

7. TERMS AND CONDITIONS OF OPTIONS, PURCHASE AUTHORIZATIONS AND BONUSES. Options, Purchase Authorizations and Bonuses granted or made under this Plan shall be evidenced by agreements in such form and containing such terms and conditions as the Board shall determine; provided, however, that such agreements shall evidence among their terms and conditions the following:

(a) Price. The purchase price per Share payable upon the exercise of each Option or the purchase pursuant to each Purchase Authorization granted or made hereunder shall be determined by the Board, provided that in the case of an Incentive Option, the exercise price shall not be less than one hundred percent (100%) of the fair market value of such stock, as determined by the Board at the time of grant of such Option, or less than one hundred and ten percent (110%) of such fair market value in the case of Options described in Section 7(j)(i), below. Bonus Shares shall be issued in consideration of services previously rendered, which shall be valued for such purposes by the Board. No Share shall be issued for less than its par value, if any, paid in cash, property or services.

(b) Number of Shares. Each agreement shall specify the number of Shares to which it pertains.

(c) Exercise of Options. Each Option shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Board may determine at the time it grants such Option; provided, however, that no Option shall be exercisable with respect to any Shares later than ten (10) years after the date of the grant of such Option (or five (5) years in the case of Incentive Options to which Paragraph 7(j)(ii) below applies). An Option shall be exercisable only by delivery of a written notice (in a form acceptable to the Company) to the Company's Treasurer, or any other officer of the Company designated by the Board to accept such notices on its behalf, specifying the number of Shares for which the Option is exercised and, in the case of an Option, accompanied by either (i) payment or (ii) if permitted by the Board, irrevocable instructions to a broker to promptly deliver to the Company full payment in accordance with Section 7(d)(ii) below of the amount necessary to pay the aggregate exercise price. With respect to an Incentive Option, the permission of the Board referred to in clause (ii) of the preceding sentence must be granted at the time the Incentive Option is granted.

(d) Payment. Payment shall be made in full (i) at the time the Option is exercised, (ii) promptly after the Participant forwards the irrevocable instructions referred to in Section 7(c)(ii) to the appropriate broker, if exercise of an Option is made pursuant to Section 7(c)(ii) above, or (iii) at the time the purchase pursuant to a Purchase Authorization is made. Payment shall be made either (a) in cash, (b) by check, (c) if permitted by the Board (with respect to an Incentive Option, such permission to have been granted at the time of the Incentive Option grant), by delivery and assignment to the Company of shares of Company stock (provided that such shares have been held by the Participant for at least six (6) months before such delivery) having a fair market value (as determined by the Board) equal to the exercise or purchase price, (d) if permitted by the Board, stated in the agreement evidencing the Option or Purchase Authorization, and to the extent permitted by any applicable law, by the Participant's recourse promissory note, which note must be due and payable not more than five (5) years after the date the Option or Purchase Authorization is exercised, or (e) by a combination of (a), (b), (c) and/or (d). If shares of Company stock are to be used to pay the exercise price of an Incentive Option, the Company prior to such payment must be furnished with evidence satisfactory to it that the acquisition of such shares and their transfer in payment of the exercise price satisfy the requirements of Section 422 of the Code and other applicable laws. Notwithstanding the foregoing, the purchase or exercise price of an Option or Purchase Authorization may not be paid by delivery and assignment to the Company of shares of Company stock and the exercise price of an Option may not be paid through irrevocable instructions to a broker as referred to in Section 7(c)(ii) above to the extent that such delivery and assignment or the execution of such irrevocable instructions would constitute a violation of the provisions of any law (including without limitation Section 16 of the Exchange Act) or related regulation or rule, or any agreement or policy of the Company, restricting the transfer or redemption of the Company's stock.

(e) Withholding Taxes; Delivery of Shares. The Company's obligation to deliver Shares upon exercise of an Option or upon purchase pursuant to a Purchase Authorization or issuance pursuant to a Bonus shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. Without limiting the generality of the foregoing, the Company shall have the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to any Shares issued upon exercise of Options or purchased or issued pursuant to Purchase Authorizations or Bonuses. The Participant may elect to satisfy such obligation(s), in whole or in part, by (i) delivering to the Company a check for the amount required to be withheld or (ii) if the Board in its sole discretion approves in any specific or general case, having the Company withhold Shares or delivering to the Company already-owned shares of Common Stock, having a value equal to the amount required to be withheld, as determined by the Board.

(f) Non-Transferability. No Option or Purchase Authorization shall be transferable by the Participant otherwise than by will or the laws of descent or distribution, and each Option or Purchase Authorization shall be exercisable during the Participant's lifetime only by the Participant; provided, however, that the Board in its discretion may, as to any Nonqualified Option or any Purchase Authorization, provide that the Participant may make transfers of the same to or for the benefit of specified members of the Participant's family.

(g) Termination of Options and Purchase Authorizations. Nothing in this Plan or in any agreement representing any Option, Purchase Authorization or Bonus shall restrict the right of any member of the Company Group to terminate the employment of any Participant at any time and for any reason, with or without notice. Each Purchase Authorization shall terminate and may no longer be exercised if the Participant ceases for any reason to provide services to a member of the Company Group. Except to the extent the Board provides specifically in an agreement evidencing an Option for a lesser period (or a greater period, provided that in the case of Incentive Options such period shall not exceed three months), each Option shall terminate and may no longer be exercised if the Participant ceases for any reason to provide services to a member of the Company Group in accordance with the following provisions:

(1) if the Participant ceases to perform services for any reason other than death or disability (as defined in Section 22(e)(3) of the Code), the Participant may, at any time within a period of 30 days after the date of such cessation of the performance of services, exercise the Option to the extent that the Option was exercisable on the date of such cessation;

(2) if the Participant ceases to perform services because of disability (as defined in Section 22(e)(3) of the Code), the Participant may, at any time within a period of 180 days after the date of such cessation of the performance of services, exercise the Option to the extent that the Option was exercisable on the date of such cessation; and

(3) if the Participant ceases to perform services because of death, the Option, to the extent that the Participant was entitled to exercise it on the date of death, may be exercised within a period of 180 days after the Participant's death by the person or persons to whom the Participant's rights under the Option pass by will or by the laws of descent or distribution; provided, however, that no Option or Purchase Authorization may be exercised to any extent by anyone after the date of its expiration; and provided, further, that Options and Purchase Authorizations may be exercised only as to Vested Shares (as defined in the applicable agreement with the Participant) after the Participant has ceased to perform services for any member of the Company Group.

(h) Rights as Stockholder. A Participant shall have no rights as a stockholder with respect to any Shares covered by an Option, Purchase Authorization or Bonus until the date of issuance of a stock certificate, if any, in the Participant's name for such Shares.

(i) Repurchase of Shares by the Company. Any Shares purchased or acquired upon exercise of an Option or pursuant to a Purchase Authorization or Bonus may in the discretion of the Board be subject to repurchase by or forfeiture to the Company if and to the extent and at the repurchase price, if any, specifically set forth in the option, purchase or bonus agreement pursuant to which the Shares were purchased or acquired. Certificates representing Shares subject to such repurchase or forfeiture may be subject to such escrow and stock legending provisions as may be set forth in the option, purchase or bonus agreement pursuant to which the Shares were purchased or acquired.

(j) 10% Stockholder. If any Participant to whom an Incentive Option is granted pursuant to the provisions of the Plan is on the date of grant the owner of stock (as determined under Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company, its parent, if any, or subsidiaries, then the following special provisions shall be applicable:

(1) The exercise price per Share subject to such Incentive Option shall not be less than one hundred ten percent (110%) of the fair market value of each Share on the date of grant; and

(2) The Incentive Option shall not have a term in excess of five (5) years from the date of grant.

(k) Confidentiality Agreements. Each Participant shall execute, prior to or contemporaneously with the grant of any Option, Purchase Authorization or Bonus hereunder, the Company's then standard form of agreement relating to nondisclosure of confidential information, assignment of inventions and related matters.

(l) Aggregate Limitation. The maximum number of Shares with respect to which any Options, Purchase Authorizations or Bonuses may be granted under the Plan to any individual during each successive twelve-month period commencing on the effective date of the Plan shall not exceed 1,068,130 shares.

8. RESTRICTIONS ON INCENTIVE OPTIONS. Incentive Options granted under this Plan shall be specifically designated as such and shall be subject to the additional restriction that the aggregate fair market value, determined as of the date the Incentive Option is granted, of the Shares with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. If an Incentive Option which exceeds the $100,000 limitation of this Section 8 is granted, the portion of such Option which is exercisable for shares in excess of the $100,000 limitation shall be treated as an option which is not an Incentive Option pursuant to Section 422(d) of the Code. In the event that such Participant is eligible to participate in any other stock incentive plans of the Company, its parent, if any, or a subsidiary which are also intended to comply with the provisions of Section 422 of the Code, such annual limitation shall apply to the aggregate number of shares for which options may be granted under all such plans.

9. ADJUSTMENTS. Upon the occurrence of any of the following events, a Participant's rights with respect to Options or Purchase Authorizations granted to such Participant hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the Participant and the Company relating to such Option or Purchase Authorization:

(a) Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares, or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options and Purchase Authorizations shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

(b) Consolidations or Mergers. If the Company is to be consolidated with or acquired by another entity in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity, or in the event of a sale of all or substantially all of the Company's assets (each, an "Acquisition"), the Board or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options and Purchase Authorizations, either
(i) make appropriate provision for the continuation of such Options and Purchase Authorizations by substituting on an equitable basis for the shares then subject to such Options or Purchase Authorizations either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or successor corporation or
(c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially differ from the fair market value of the shares of Common Stock subject to such Options and Purchase Authorizations immediately preceding the Acquisition; or (ii) upon written notice to the Participants, provide that all Options and Purchase Authorizations must be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition, within a specified number of days of the date of such notice, at the end of which period the Options and Purchase Authorizations shall terminate; or (iii) terminate all Options and Purchase Authorizations in exchange for a cash payment equal to the excess of the fair market value of the Shares subject to such Options and Purchase Authorizations (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price thereof.

(c) Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subsection
(b) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or Purchase Authorization shall be entitled to receive for the purchase price paid upon such exercise the securities the Participant would have received if the Participant had exercised such Option or Purchase Authorization prior to such recapitalization or reorganization.

(d) Modification of Incentive Options. Notwithstanding the foregoing, any adjustments made pursuant to subsections (a), (b) or (c) with respect to Incentive Options shall be made only after the Board, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such Incentive Options (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such Incentive Options. If the Board determines that such adjustments made with respect to Incentive Options would constitute a modification of such Incentive Options or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

(e) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Option and Purchase Authorization will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

(f) Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options or Purchase Authorizations. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

(g) Fractional Shares. No fractional shares shall be issued under the Plan and the Participant shall receive from the Company cash in lieu of such fractional shares.

10. INVESTMENT REPRESENTATIONS: TRANSFER RESTRICTIONS. The Company may require Participants, as a condition of purchasing Shares pursuant to the exercise of an Option or to a Purchase Authorization or receipt of shares as a Bonus, to give written assurances in substance and form satisfactory to the Company to the effect that the Participant is acquiring the Shares for the Participant's own account for investment and not with any present intention of selling or otherwise distributing the same, unless there shall be an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect thereto, and to such other effects as the Company deems necessary or appropriate (including without limitation confirmation that the Participant is aware of any applicable restrictions on transfer of the Shares, as specified in the bylaws of the Company or otherwise) in order to comply with federal and applicable state securities laws.

11.      DEFINITIONS.

(a) The term "employee" shall have, for purposes of this Plan, the meaning ascribed to "employee" under Section 3401(c) of the Code and the regulations promulgated thereunder.

(b) The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as heretofore and hereafter amended.

(c) The term "parent" shall have, for purposes of this Plan, the meaning ascribed to it under Section 424(e) of the Code and the regulations promulgated thereunder.

(d) The term "subsidiary" shall have, for all purposes under this Plan, the meaning ascribed to it under Section 424(f) of the Code and the regulations promulgated thereunder.

12. TERMINATION OR AMENDMENT OF PLAN. The Board may at any time terminate the Plan or make such changes in or additions to the Plan as it deems advisable without further action on the part of the stockholders of the Company, provided:

(a) that no such termination or amendment shall adversely affect or impair any then outstanding Option, Purchase Authorization, Bonus or related agreement without the consent of the Participant holding such Option, Purchase Authorization, Bonus or related agreement; and

(b) that no such amendment which, pursuant to the Code or the regulations thereunder, requires action by the stockholders may be made without obtaining, or being conditioned upon, stockholder approval.

         With the consent of the Participant affected, the Committee may amend outstanding Options, Purchase Authorizations, Bonuses or related agreements in a manner not inconsistent with the Plan. The Committee shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding Incentive Options granted under the Plan to the extent necessary to qualify any or all such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code.

Exhibit 4.5

          NOVELL, INC./SILVERSTREAM SOFTWARE, INC./BONDI SOFTWARE, INC.

                     EMPLOYEE STOCK OPTION PLAN, AS AMENDED
                           EFFECTIVE NOVEMBER 1, 1999

ARTICLE 1 --  PURPOSE

         The purpose of this Plan is to promote the interest of the Company by granting stock options to Eligible Employees in order (1) to attract and retain Eligible Employees, (2) to provide Eligible Employees with long-term financial incentive to increase the value of the Company, and (3) to provide a method whereby Eligible Employees of the Company will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Stock of the Company.

ARTICLE 2 --  DEFINITIONS

2.01 DEFINITIONS. Each term set forth in this Article II shall have the respective meaning set forth opposite such term for purposes of this Plan, and when the defined meaning is intended the term is capitalized.

         "Administrator" means the Committee or the Company Administrator, as applicable.

         "Agreement" means the written agreement, executed by the Company and the Participant, stating the number of Shares subject to the Option evidenced thereby and setting forth the terms and conditions of the grant of an Award as provided in this Plan and such additional terms and conditions as the Committee determines are appropriate.

         "Applicable Interest Rate" means an interest rate equal to the short-term applicable federal rate described in Code section 1274(d); provided, however that the interest rate shall be zero if using an interest rate of zero would not result in the imputation of interest under the Code.

         "Award" means an Option granted to a Participant under this Plan.

         "Beneficiary" means the person entitled to receive any payments or exercise any rights following the death of a Participant as determined pursuant to Section 8.02.

         "Board" means the Board of Directors of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" shall mean the individuals described in Section 7.02.

         "Company" means Novell, Inc., a Delaware corporation.

         "Company Administrator" means the chief executive officer of the Company, the senior officer of the Company responsible for human resource matters, or such other person or persons as are designated by the Committee to administer the Plan on behalf of Participants who are not Executive Officers.

         "Eligible Employee" means any Employee (including an Officer) of the Company or any Subsidiary.

         "Employee" means any person who is customarily employed on a full-time or part-time basis by the Company and is regularly scheduled to work more than 20 hours per week; such person's rights under this Plan shall cease upon the effective time of his termination of employment, except as specifically provided otherwise in this Plan or in the Grant Agreement in which the Employee is awarded an Option pursuant to this Plan.

         "Fair Market Value" shall, for purposes of determining the value of a Share under this Plan and under each Grant Agreement, be determined in good faith by the Board.

         "Grant Agreement" means the written agreement between the Company and a Participant which makes the Award of an Option to the Participant pursuant to this Plan and containing such terms and conditions as the Committee, in its sole discretion, deems consistent with the terms of this Plan.

         "ISO" or "Incentive Stock Option" means an option granted under this Plan to purchase Shares which is intended by the Company to be an incentive stock option within the meaning of Section 422 of the Code.

         "Nonvoting Stock" means Stock which does not have voting rights.

         "NQSO" or "Non-Qualified Stock Option" means an option granted under this Plan to purchase Shares which is not intended by the Company to be treated as an Incentive Stock Option.

         "Officer" means any executive of the Company or any Subsidiary who is a member of the executive compensation group under the Company's compensation practices.

         "Option" means an ISO or NQSO granted under this Plan.

         `Option Price" means the price determined in accordance with Section
4.03 which shall be paid to purchase one Share upon the exercise of an Option granted under this Plan.

         "Participant" means an Eligible Employee to whom an Award is made.

         "Plan" means this Novell, Inc./SilverStream Software, Inc./Bondi Software, Inc. Employee Stock Option Plan, effective November 1, 1999, and as thereafter amended from time to time.

         "Settlement Date" means with respect to any Option that has been exercised in whole or in part, the date or dates upon which Shares are to be delivered to the Participant and the Option Price therefor paid, determined in accordance with the terms of this Plan and the Agreement under which any such Award was made.

         "Share" means a share of Stock.

         "Stock" means the common stock of the Company.

         "Subsidiary" shall mean any present or future corporation which would be a "subsidiary corporation" of Novell, Inc., as that term is defined in
Section 424(f) of the Code.

         "Voting Stock" means Stock which has voting rights.

         "Year of Service" shall mean a period of twelve (12) consecutive months during all of which time a person is continuously employed by the Company or a Subsidiary as an Employee.

2.02 REFERENCES. All pronouns are masculine, solely for ease of reading, and should be read as feminine where applicable. Unless the context clearly requires otherwise, the singular shall include the plural and the plural shall include the singular. All references to sections of the Code or other laws or regulations shall include amendments and successor provisions thereto unless otherwise specifically stated or clearly required by the context.

ARTICLE 3 --  SHARES SUBJECT TO PLAN

3.01 SHARE LIMITS. The Plan will be implemented by periodic Awards to Employees, in accordance with Section 4.01 below. The maximum number of Shares subject to which may be awarded to Employees under this Plan shall be 1,449,605 unless otherwise determined by the Board from time to time and in its sole discretion; provided, however, that the maximum number of Shares for which ISOs may be granted shall be 1,449,605.

3.02 ADJUSTMENTS. The limits on Shares that may be awarded in Section 3.01 shall be adjusted as provided in Section 9.01. If any Shares subject to an Award are forfeited or such Award otherwise terminates, such number of Shares shall be available for new Awards under the Plan, subject, however, in the case of Incentive Stock Options, to any limitations under the Code.

ARTICLE 4 --  OPTIONS

4.01 AWARD OF STOCK OPTIONS. Subject to the terms and conditions of this Plan, the Committee from time to time may grant such ISOs or NQSOs to such Eligible Employees to purchase Shares as the Committee, acting in its sole discretion, deems appropriate under the circumstances. Each grant of an Option shall be evidenced by an Agreement, and each Agreement shall incorporate such terms and conditions as the Administrator, in its sole discretion, deems consistent with the terms of this Plan, including conditions on the exercise of such Option which relate to the employment of the Participant; provided, if the Committee grants an Option to an Eligible Employee, the right of the Eligible Employee to exercise one such Option shall not be conditioned on his failure to exercise the other such Option. The Committee may issue new Options equal to the number of Shares surrendered by a Participant upon the partial exercise of a previously granted Option.

4.02 RULES. The Committee may establish rules with respect to, and may grant to Eligible Employees, Options which comply with any amendment to the Code providing for special tax benefits for stock options made after the effective date of this Plan, provided such rules otherwise are consistent with the terms of this Plan.

4.03 OPTION PRICE. The Option Price for each Share subject to an Option shall be determined by the Board or the Committee, provided, however, that the Option Price for each Share subject to an ISO shall not be less than the Fair Market Value of a Share on the date the Option is granted, as determined on such basis as shall be established or specified for that purpose by the Committee.

4.04 OPTION PERIOD. Each Option granted under this Plan shall be exercisable at such time or times as set forth in the related Grant Agreement over the period which begins on the date such Option is granted, and each Option shall expire automatically on the earliest of:

(i)      the date such Option is exercised in full;

(ii) the date such Option expires in accordance with the terms of the related Grant Agreement (which, in the case of an ISO, shall not be more than 10 years from the date such Option is granted); or

(iii) the date such Option is forfeited, upon the terms set forth in this Plan or in the Grant Agreement.

         Except as provided in clauses (iv) and (v) of this Section 4.04, no Grant Agreement for an Employee (whether salaried or hourly) may provide for the exercise of an Option after the employment of an Employee has terminated. The exceptions to this rule that the Option shall terminate and be forfeited at the time an Employee's employment with the Company terminates are:

(iv) the Grant Agreement can provide, in the Committee's sole discretion, for exercise of the Option for a period of time following the date employment terminates due to voluntary termination by the Employee, which time period shall in no event be longer than three (3) months following the Employee's termination;

(v) the Grant Agreement can provide, in the Committee's sole discretion, for exercise of the Option for a period of time following the date employment terminates due to termination by the Company or a Subsidiary and for which termination no "cause" is specified by the Company or the Subsidiary. The time period for exercise following any termination by the employer that is "without cause" shall in no event be longer than three (3) months following the Employee's termination;

         Except as the Board shall otherwise determine, the Grant Agreement may not provide for exercise of the Option following the termination of an Employee's employment by the Company or the Subsidiary which is due to "cause." For these purposes, unless otherwise specified in the Grant Agreement, "cause" shall include (a) misconduct by the Participant in connection with his or her employment and (b) any cause that constitutes "good cause" for termination of employment under the laws of the State of North Carolina in effect at the time of such termination. For purposes of this paragraph and clause (v), the determination of the Committee as to whether a termination was due to "cause" or was "without cause" shall be made by the Committee and that determination shall be final, conclusive, and binding on all parties.

         Except as otherwise provided in a Grant Agreement, if an Option is exercised following termination of employment, then in lieu of issuing Shares of Stock to the Participant, the Company may, in the discretion of the Board, pay the Participant an amount equal to the difference between (i) the Fair Market Value, determined on the date that the Participant terminated his employment, of the Shares which would otherwise have been issued to the Participant, and (ii) the Option Price. In such case, the Participant shall not be required to actually pay the Option Price to the Company.

         Notwithstanding any contrary provisions in this Plan or in the Grant Agreement, if the Participant shall (x) commit any act of malfeasance or wrongdoing affecting the Company or any Subsidiary, (y) breach any covenant not to compete, employment contract, or confidentiality agreement with the Company or any Subsidiary, or (z) engage in conduct that would warrant the Grantee's discharge for "cause" (excluding general dissatisfaction with the performance of the Grantee's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon the Company or any Subsidiary), any unexercised portion of the Option shall immediately terminate and be void.

4.05 METHOD OF EXERCISE. An Option may be exercised by properly completing and actually delivering to the Company an exercise form prescribed by the Administrator for this purpose, together with payment in full of the Option Price for the Shares the Participant desires to purchase through such exercise in the manner specified in the exercise form. Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(i)  in cash or by check, payable to the order of the Company;

(ii) except as the Board may, in its sole discretion, otherwise provide in an Grant Agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the Option Price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(iii) when the Stock is registered under the Exchange Act, by delivery of shares of Stock owned by the Participant valued at their Fair Market Value, provided
(i) such method of payment is then permitted under applicable law and (ii) such Stock, if acquired directly from the Company, was owned by the Participant at least six months prior to such delivery;

(iv) to the extent permitted by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(v)  by any combination of the above permitted forms of payment.

4.06 INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an Incentive Stock Option shall be construed consistently with the requirements of
Section 422 of the Code. The Company shall have no liability to a Participant, or any other party if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

ARTICLE 5 --  ELIGIBILITY AND PARTICIPATION

5.01 INITIAL ELIGIBILITY. Except as otherwise determined by the Board, any employee who is employed by the Company on the date his participation in the Plan is to become effective shall be eligible to be considered for designation as a Participant by the Committee.

5.02 RESTRICTIONS ON PARTICIPATION. In selecting the Eligible Employees to whom Options will be awarded and in determining the number of shares to be included in an Award, the Committee will consider the position and responsibilities of such persons, the value of their services to the Company or its Subsidiaries, and such other factors as the Committee deems pertinent.

5.03 COMMENCEMENT OF PARTICIPATION. An Eligible Employee may become a Participant by executing a Grant Agreement relating to the Award to that Eligible Employee, on the form provided by the Company and delivering it to the Administrator on or before the date set therefor by the Administrator.

ARTICLE 6 --  ARTICLE VI -- STOCK

6.01 REGISTRATION OF STOCK. Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant only.

6.02 RESTRICTIONS ON EXERCISE. The Committee may, in its discretion, require as conditions to the exercise of any Option that the Shares reserved for issuance upon the exercise of the Option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that either:

(i) a Registration Statement under the Securities Act of 1933, as amended, with respect to the Shares shall be effective, or

(ii) the Participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his intention to purchase the shares for investment and not for resale or distribution.

ARTICLE 7 --  ADMINISTRATION

7.01 ADMINISTRATOR. The Plan shall be administered by the Committee and the Administrator. The Committee may adopt such regulations and guidelines as it deems are necessary or appropriate for the administration of the Plan.

7.02 APPOINTMENT OF COMMITTEE. The Board shall appoint the Committee, which shall consist of no fewer than three members of the Board. No member of the Committee shall be eligible to purchase stock under the Plan.

7.03 AUTHORITY OF COMMITTEE. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be final, conclusive, and binding.

7.04 RULES GOVERNING THE ADMINISTRATION OF THE COMMITTEE. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held by it. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

7.05 COMMITTEE RESPONSIBILITIES. The Committee shall (a) determine the amount of all grants of Awards under this Plan, (b) determine the terms and conditions of grant Agreements and all election and other forms, which terms and conditions shall not be inconsistent with this Plan, (c) interpret the Plan, and (d) make all other decisions relating to the operation of the Plan.

ARTICLE 8 --  TRANSFERS

8.01 OPTIONS NON-TRANSFERABLE. Only the Participant (or such Participant's legal representative) may exercise or receive payment of an Award. No Award may be sold, assigned, transferred, exchanged, or otherwise encumbered or made subject to any creditor's process, whether voluntary, involuntary, or by operation of law, and any attempt to do so shall be of no effect.

8.02 PAYMENTS TO DEATH BENEFICIARY. Each Participant may name, from time to time, any beneficiary or beneficiaries (which may be named contingently or successively) as his Beneficiary for purposes of this Plan. Each designation shall be on a form prescribed by the Administrator, will be effective only when delivered to the Administrator, and when effective will revoke all prior designations by the Participant. If a Participant dies with no such beneficiary designation in effect, such person's Beneficiary shall be his estate and such person's Awards will be transferable by will or pursuant to laws of descent and distribution applicable to such person. Unless otherwise stated in the applicable Grant Agreement, in the event of a Participant's death, all of such Participant's outstanding Awards shall be deemed to have been exercised immediately following the Participant's death, provided, however, that in lieu of issuing Shares of Stock to the Participant's death Beneficiary, the Company shall pay the Beneficiary an amount equal to the difference between (i) the Fair Market Value of the Shares which would otherwise have been issued to the Participant had the Participant exercised all of his outstanding Awards immediately prior to his death, and (ii) the Option Price. In such case, the Beneficiary shall not be required to actually pay the Option Price to the Company. Any such payment shall be, at the Company's option, in one lump sum, or in equal monthly payments of principal and interest over a period not to exceed twenty four (24) months, using the Applicable Interest Rate.

ARTICLE 9 --  MISCELLANEOUS

9.01 ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

(a) If, while any Options are outstanding, the outstanding shares of Stock have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of Shares which are subject to purchase under outstanding Options and on the Option's exercise price or prices applicable to such outstanding Options. No adjustments shall be made for stock dividends. For purposes of this paragraph, any distribution of Shares to shareholders in a single or series of related transactions in an amount aggregating 20% or more of the outstanding Shares shall be deemed a stock split and any similar distributions of Shares aggregating less than 20% of the outstanding shares shall be deemed a stock dividend.

(b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, the holder of each Option then outstanding under the Plan will thereafter be entitled to receive upon the exercise of such Option for each Share as to which such Option shall be exercised, as nearly as reasonably may be determined, the cash, securities, and/or property which a holder of one Share was entitled to receive upon and at the time of such transaction. The Board shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 9.01 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities, and/or property as to which such holder of such Option might thereafter be entitled to receive.

(c) Nothing in this Section 9.01 or any of the other provisions of this Plan shall be construed to restrict the Company's ability to raise additional capital and, in that regard, to issue additional shares of common stock or preferred stock to existing or new shareholders in exchange for consideration determined by the Company to be appropriate.

9.02 AMENDMENT AND TERMINATION. The Board shall have complete power and authority to terminate or amend the Plan. No termination, modification, or amendment of the Plan may, without the consent of an employee then having an Option to purchase stock under the Plan, adversely affect the rights of such employee under such Option, other than rights, if any, relating to dilution of Shares.

9.03 STOCK RESTRICTIONS. The Company shall have the right under this Plan to restrict or otherwise delay the issuance of any Shares purchased under this Plan until the requirements of any applicable laws or regulations and any stock exchange requirements have been in the Company's judgment satisfied in full. Furthermore, any Shares which are issued as a result of purchases or payments made under this Plan shall be issued subject to the Restrictions on Transfer of Stock, attached hereto as EXHIBIT A, and such other restrictions and conditions on any resale and any other disposition as the Company shall deem necessary or desirable under any applicable laws or regulations or in light of any stock exchange requirements.

9.04 EFFECTIVE DATE. The Plan became effective as of November 1, 1999.

9.05 DURATION. This Plan shall terminate on October 31, 2009, unless earlier terminated by the Board pursuant to Section 9.02. No Award shall be granted after the date this Plan terminates. The applicable terms of this Plan, and any terms and conditions applicable to Awards granted prior to such date, shall survive the termination of the Plan and continue to apply to such Awards.

9.06 NO EMPLOYMENT RIGHTS. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

9.07 EFFECT OF PLAN. The provisions of this Plan, and any applicable Grant Agreement, exercise election, Beneficiary designation or other related document, shall be binding upon each Participant and any of his Beneficiaries, transferees, heirs, assignees, distributees, executors, administrators, personal representatives, or any other person claiming any rights under this Plan. Any such person claiming any rights under this Plan shall be subject to the terms and conditions of this Plan and all such documents and such other terms and conditions, not inconsistent with this Plan, as the Administrator may impose.

9.08 CHOICE OF LAW AND VENUE. This Plan and all related documents shall be governed by, and construed in accordance with, the laws of the State of North Carolina (except to the extent provisions of federal law may be applicable). Acceptance of an Award shall be deemed to constitute consent to the jurisdiction and venue of the Superior Court of Guilford County, North Carolina, and the United States District Court for the Middle District of North Carolina for all purposes in connection with any suit, action, or other proceeding relating to such Award, including the enforcement of any rights under this Plan or any Agreement or other document, and shall be deemed to constitute consent to any process or notice of motion in connection with such proceeding being served by certified or registered mail or personal service within or without the State of North Carolina, provided a reasonable time for appearance is allowed.

9.09 NO SHAREHOLDER RIGHTS. No Award shall confer on any Participant, or anyone claiming on his behalf, any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred on the books of the Company in accordance with the terms and conditions of the Award.

9.10 UNFUNDED PLAN. This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its affiliates, the Committee, the Administrator, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between any such party and a Participant or anyone claiming on his behalf. To the extent a Participant or any other person acquires a right to receive payment pursuant to an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

9.11 EXPENSES. The Company will pay all expenses and costs in connection the administration of the Plan.

9.12 TAXES. The Company or any Subsidiary shall withhold from any payment of cash or Shares to a Participant or other person under this Plan an amount sufficient to cover any withholding taxes which may become required with respect to such payment or shall take any other action as it deems necessary to satisfy any income or other tax withholding requirements as a result of the grant of any Award or the exercise of any Option under this Plan. The Company or any Subsidiary shall have the right to require the payment of any such taxes and require that any person furnish information deemed necessary by the Company or any Subsidiary to meet any tax reporting obligation as a condition to exercise of an Option or before making any payment pursuant to an Award. If the Administrator believes that the regular salary compensation payable to a Participant during the remainder of the calendar year will be insufficient to provide a source of funds for withholding any taxes required to be withheld with respect to such Participant under this Section 9.12, the Administrator may, in his sole discretion, and as a condition to the grant of an Award or exercise of an Option, require the Participant to pay to the Company, in addition to any cash payment relating to an exercise of an Option, an amount of cash sufficient to cover the projected tax withholding liability of the Company.

9.13 LIABILITY OF COMPANY. The Company's liability under this Plan and any sale made pursuant to the Plan is limited to the obligations set forth with respect to such sale and nothing in this Plan will be construed to impose any liability on the Company in favor of the purchaser with respect to any loss, cost, or expense which the purchaser may incur in connection with, or arising out of, any transaction under the Plan.

9.14 INDEMNIFICATION OF THE COMMITTEE AND ADMINISTRATOR. In addition to such other rights or indemnification as they may have, the Company will indemnify members of the Committee and the Administrator against all costs and expenses reasonably incurred by them or any of them in connection with any action, suit, or proceeding to which they or any of them may be a party by reason of any action taken, or failure to act, under or in connection with the Plan or any Award granted pursuant to the Plan and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit, or proceeding; provided that upon institution of any such action, suit, or proceeding, the person desiring indemnification gives the Company an opportunity, at its own expense, to hand and defend the same.

9.15 NOTICE. Any notice or other communications required or permitted to be made or given under this Plan will be sufficiently made or given if sent by certified mail addressed to the offeree or holder at such individual's address as set forth in the Company's regular books and records and, if to the Company, addressed to it at its principal office.

                                    EXHIBIT A
                        RESTRICTIONS ON TRANSFER OF STOCK


         These Restrictions on Transfer of Stock shall apply to the Stock held by any person who acquired such Stock under the Novell, Inc./SilverStream Software, Inc./Bondi Software, Inc. Non-Qualified Stock Option Plan (the "Plan"), such person being hereinafter referred to as an "Option Shareholder".

Section 1. GENERAL RESTRICTIONS ON TRANSFER OF STOCK. No Option Shareholder may sell or engage in any transaction which results in a change in the beneficial or record ownership of any Stock now owned or hereafter acquired by him under the Plan, including without limitation a voluntary or involuntary sale, assignment, transfer, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment, or levy (a "Transfer), except as permitted by the Restrictions on Transfer of Stock set forth in this Exhibit A (the "Restrictions") and in accordance with its terms and conditions. Any such Transfer of Stock or attempt to Transfer Stock shall be void and ineffective for any purpose and shall confer no rights whatsoever on any transferee or purported transferee. The Company agrees that it will not cause or permit the Transfer of any Stock to be made on its books, except as expressly permitted hereby. The Company further agrees not to issue any additional Stock, whether by Transfer, original issue, or sale of Stock now or hereafter held by the Company as authorized but unissued shares, unless the person to whom such additional Stock is issued agrees in writing that he, his heirs, successors and assigns, and such additional Stock, shall be subject to and bound by the terms and conditions of these Restrictions.

Section 2. PULL ALONG. For purposes of these Restrictions, "Block Sellers" shall mean collectively those shareholders of the Company, acting alone or in concert with other shareholders, who shall propose to transfer Stock to a purchaser or related group of purchasers in a single transaction or related series of transactions. Notwithstanding anything contained in these Restrictions to the contrary, if any Block Sellers shall propose to transfer to a purchaser or related group of purchasers (other than existing shareholders or persons defined as "Permitted Transferees" under any other agreement between the Company's shareholders who are not Option Shareholders) in a single transaction or related series of transactions, such number of shares of Stocks as equals or exceeds fifty percent (50%) of the then outstanding shares of Stock, the Block Sellers shall have the right to require that all Option Shareholders tender their Stock for sale and sell, on the same terms and conditions and at the same price per share of Stock as offered to the Block Sellers, that percentage of said Option Shareholders' shares of Stock as equals the percentage of all shares of Stock owned by all Block Sellers in the aggregate which are included in the transaction.

Section 3.        OPTIONS TO PURCHASE OPTION SHAREHOLDERS' STOCK

(a) Options To Purchase. The occurrence of any of the following events shall constitute an "Option Event" for purposes of these Restrictions:

(i) The filing by an Option Shareholder of a petition in bankruptcy, whether voluntary or involuntary;

(ii) The termination of an Option Shareholder's employment with the Company or a Subsidiary for any reason, including death; or

(iii) The entry of a final order of a court in an equitable distribution proceeding, from which there is no further right of appeal, directing a transfer of the Stock of an Option Shareholder (such Shareholder being hereinafter referred to as the "Divorcing Shareholder").

(b) Divorcing Shareholder's Option To Purchase. For a period of twenty (20) days after the entry of a final order of a court in an equitable distribution proceeding described in Section 3(a)(iii) above, the Divorcing Shareholder shall have the first option to purchase from the former spouse of the Divorcing Shareholder any or all of the Stock transferred pursuant to the final order of a court described in Section 3(a)(iii) above. The Divorcing Shareholder shall exercise said option by giving notice of the exercise to his former spouse and the Company within said twenty (20) day period.

(c) Company's Option To Purchase. For a period of thirty (30) days after (i) the occurrence of an Option Event described in Section 3(a)(ii), or (ii) actual knowledge by the Company of an Option Event described in Sections 3(a)(i) or 3(a)(iii), the Company shall have the option to purchase from the bankrupt Option Shareholder, the terminated Option Shareholder, the legal representative of the estate of a deceased Option Shareholder, or the former spouse of the Divorcing Shareholder, as the case may be (all such parties being hereinafter referred to collectively as the "Affected Shareholder"), any portion or all of the Stock owned by the Affected Shareholder, subject to the Divorcing Shareholder's first option to purchase the shares transferred to his former spouse as provided in Section 3(b). The Company shall exercise its option to purchase the Stock from the Affected Shareholder by giving written notice of the exercise to the Affected Shareholder and all of the remaining Shareholders within said thirty (30) day period. It is agreed that whenever the Company shall have the option under this Section 3(c) to purchase shares of Stock, the Affected Shareholder shall have no right to vote as a shareholder on the decision to exercise or not to exercise such option, and action on such option may be taken by the holders of a majority of the outstanding shares of the Voting Stock owned by all of the Company's shareholders, exclusive of the shares of Stock held by the Affected Shareholder. Any director or officer of the Company, acting pursuant to a resolution adopted by the holders of a majority of the stock so entitled to vote, may bind the Company to redeem any or all of the Stock owned by the Affected Shareholder. Failure by the Company to give written notice of exercise within such thirty (30) day period shall be deemed a rejection by the Company of its option to purchase.

(d) Shareholders' Option To Purchase. In the event the Company fails to exercise its option to purchase all of the Stock of the Affected Shareholder, the Company's other shareholders, other than the Option Shareholders and other than the Affected Shareholder, shall have the option to purchase all or any portion of the Stock owned by the Affected Shareholder by giving written notice of the exercise to the Affected Shareholder and all of the remaining shareholders having such option within thirty (30) days after the expiration of the Company's thirty (30) day option period. Each such shareholder shall have the right to purchase the same proportion of Stock as the number of shares of common capital stock of the Company owned by such shareholder bears to the total number of shares owned by the shareholders electing to purchase under this Section 3. Failure by the remaining shareholders to give written notice of exercise within such thirty (30) day period shall be deemed a rejection by the remaining shareholders of their respective options to purchase.

(e) Purchase Price. The purchase price for the Stock purchased pursuant to the options contained in this Section 3 shall be that price equal to the Fair Market Value of a Share of Stock, as defined in Section 2.01 of the Plan, multiplied by the number of Shares of Stock being purchased.

(f) Effect of Failure To Purchase. The Affected Shareholder shall continue to own all Stock not elected to be purchased by the Company or the purchasing Shareholders, individually or collectively, within the time periods set forth in
Section 3(c) and 3(d), provided that all such remaining Stock owned by the Affected Shareholder shall be subject to the terms and provisions of these Restrictions.

(g) Closing of Purchase. In the event that the Company and/or a remaining shareholder exercise the option under Section 3(c) or Section 3(d) to redeem or purchase, as the case may be, unless otherwise agreed upon by all of the parties involved, the closing of such transactions shall take place on a date designated by the Company or the purchasing Shareholder, as the case may be, which shall not be more than sixty (60) days after the giving of the last notice of the exercise of the option to purchase by a remaining shareholder, if any, and if none, within sixty (60) days after the giving of notice of the exercise of the option to redeem by the Company. The place of closing shall within Guilford County, North Carolina, and shall be designated by the purchasers. The time of the closing shall be during normal business hours and shall be designated by the purchasers.

(h) Payment of Purchase Price. The terms of the purchase shall be as set forth in Section 4 below.

Section 4.    TERMS OF PAYMENT

         In the event of a sale of Stock pursuant to Section 3 of these Restrictions, the terms of the purchase shall include, at the Company's option, payment of cash or certified funds in one lump sum, or payment of equal monthly installments of principal and interest over a period not to exceed twenty four
(24) months, using the Applicable Interest Rate.

Section 5.    SHAREHOLDER'S EXPECTATIONS

         Each Option Shareholder acknowledges that he or she has no expectation that the acquisition of the Shares will give him a broader voice in the management of the Company than his or her proportionate shareholdings would otherwise give. Further, each Option Shareholder acknowledges that he or she has no expectation that the Company will pay dividends. Further, each Option Shareholder acknowledges that he or she has no expectation that:

(i) The acquisition of the Stock will in any way assure him or her of employment;

(ii) The acquisition of the Stock will give him or her any claim to any fringe benefits or any right or option to purchase any additional shares of the Company's Stock;

(iii)    There will be any marketability of the Stock; or

(iv)     There will be any appreciation in the value of the Stock.

Section 6.    ENDORSEMENT ON STOCK CERTIFICATES

         Upon the acquisition of Option Shares, the Company shall cause the certificates of stock of the Company that are issued by the Company to be endorsed as follows:

                  NOTICE IS HEREBY GIVEN THAT THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF WITHOUT COMPLYING WITH THE TRANSFER RESTRICTIONS INCORPORATED AS PART OF THE NON-QUALIFIED STOCK OPTION GRANT AGREEMENT PURSUANT TO WHICH THESE SHARES WERE PURCHASED. A COPY OF THOSE RESTRICTIONS (WHICH ARE ON FILE IN THE OFFICE OF THE COMPANY) MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE SHAREHOLDER OF RECORD OF THIS CERTIFICATE TO THE REGISTERED AGENT OF THE CORPORATION AT THE REGISTERED OFFICE OF THE CORPORATION. THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Section 7.    REGISTRATION RIGHTS

(a) Piggyback Registration Rights. At any time these Restrictions are in effect, if the Company proposes to register any of its stock under the Securities Act of 1933 (or any successor federal securities law), whether or not for sale for its own account, the Company agrees to give written notice to all of the Option Shareholders of its intention to do so. Upon the written request of any of the Option Shareholders, given within thirty (30) calendar days after receipt of such written notice from the Company, the Company will cause the shares of the Stock owned by the requesting Option Shareholder(s) (the "Option Shareholders' Stock") to be included in the shares to be covered by the registration statement proposed to be filed by THE COMPANY; provided, HOWEVER, that in the case of an underwritten offering, if the managing underwriter determines that the registration of all of the Stock would materially and adversely affect such public offering, then the Option Shareholders shall be obligated to cause the issuer of the Stock to include in the underwriting only that number of shares of the Option Shareholders' Stock that the managing underwriter believes may be sold without causing such adverse effect.

(b) Registration Information. If and whenever the Company is required by the provisions of this Section 8 to effect the registration of any of the Option Shareholders' Stock under the Securities Act of 1933 (or any successor federal securities law), those Option Shareholders will furnish in writing, as expeditiously as possible, such information as is reasonably requested by the Company for inclusion in the registration statement relating to such offering, and such other information and documentation as the Company shall request, in order for the Company to:

(i) prepare and file with the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act of 1933 (or any successor federal securities law) a registration statement with respect to such securities and use their best efforts to cause such registration statement to become and remain effective for such period as may be necessary to permit the successful marketing of such securities, but not exceeding 180 days;

(ii) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary in the judgment of the Company to keep such registration statement effective and to comply with the provisions of the Securities Act of 1933;

(iii) register or qualify under such other state securities or "Blue Sky" laws any shares of Stock, including the Shareholders' Stock, in any state or jurisdiction in which the Company proposes to offer and sell shares registered under the Securities Act of 1933 (or any successor federal securities law) in accordance with this Section 8;

(iv) furnish to the Shareholders such reasonable number of copies of a prospectus and preliminary prospectus in conformity with the requirements of the Securities Act of 1933 (or any successor federal securities law), and such other documents as the Shareholders may reasonably request, in order to facilitate the public sale or other disposition of the Shareholder's Stock; and

(v) notify the Shareholders, at any time when a prospectus relating to the Shareholders' Stock is required to be delivered under the Securities Act of 1933 (or any successor federal securities law), or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(c) Registration Costs. The Option Shareholders shall pay, or cause to be paid, all expenses incurred by the Company in complying with this Section 8, including, without limitation, all registration and filing fees, printing expenses, and all underwriting discounts and selling commissions applicable to the sales of, and all fees and disbursements of counsel to the Option Shareholders relating to the sale of, the Option Shareholders' Stock. In the event the Option Shareholders' Stock and other Stock is registered and/or sold, the expenses shall be allocated among the shares based on the proportion that the shares concerned bear to the total number of shares registered and/or sold.

Section 8.    TERMINATION

         Termination. These Restrictions shall terminate upon the occurrence of any of the following events:

(i)      Cessation of the Company's business;

(ii)     Liquidation or dissolution of the Company;

(iii) By resolution of the Company's shareholders or action by the Company's Board of Directors; or

(iv) The effective date of a public offering of any shares pursuant to a registration statement under the Securities Act of 1933, as amended.

Exhibit 5.1




August 6, 2002

Novell, Inc.
1800 South Novell Place
Provo, Utah  84606

Ladies and Gentlemen:

We have acted as counsel to Novell, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed pursuant to the Securities Act of 1933, as amended (the "Act"), and relating to 35,449,718 shares (the "Shares") of the Company's Common Stock, $0.10 par value per share (the "Common Stock") issuable under the following plans (hereinafter, the "Plans"):

o        Novell, Inc. 2000 Nonstatutory Nonqualified Stock Option Plan;
o        Novell, Inc./SilverStream Software, Inc. 1997 Stock Incentive Plan;
o        Novell, Inc./SilverStream Software, Inc. 2001 Stock Incentive Plan;
o        Novell, Inc./SilverStream Software, Inc./eObject, Inc. 2000 Stock Plan;
          and
o Novell, Inc./SilverStream Software, Inc./Bondi Software, Inc. Employee Stock Option Plan.

We have examined the Registration Statement and such corporate records, statutes and other documents as we have deemed relevant in rendering this opinion. As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with originals of documents submitted to us as copies thereof.

Based on the foregoing, it is our opinion that, when issued and delivered in accordance with the terms and conditions of the Plans, the Shares will be validly issued, fully paid and nonassessable.

The opinion set forth above is limited to the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,



MORGAN, LEWIS & BOCKIUS LLP

EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Novell, Inc. 2000 Nonstatutory Stock Option Plan, the Novell, Inc./SilverStream Software, Inc. 1997 Stock Incentive Plan, the Novell, Inc./SilverStream Software, Inc. 2001 Stock Incentive Plan, the Novell, Inc./SilverStream Software, Inc./eObject, Inc. 2000 Stock
          Plan and
         the Novell, Inc./SilverStream Software, Inc./Bondi Software, Inc.,
          Employee Stock Option Plan,

of Novell, Inc. and to the incorporation by reference therein of our report dated November 21, 2001, with respect to the consolidated financial statements and schedule of Novell, Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 2001, filed with the Securities and Exchange Commission.



San Jose, California
August 2, 2002